As Filed with the Securities and Exchange Commission on September 12, 2005

Registration No.: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0361799 (I.R.S. Employer Identification No.)

13114 Evening Creek Drive South San Diego, California (Address of Principal Executive Offices)	92128 (Zip Code)

Inducement Stock Option Grants
(Full Title of the Plan)

Kalani Jones
President and Chief Operating Officer
AMERICAN TECHNOLOGY CORPORATION
13114 Evening Creek Drive South
San Diego, California 92128
(Name and Address of Agent For Service)

(858) 679-2114
(Telephone Number, Including Area Code, for Agent For Service)

Copy to:
John D. Tishler, Esq.
Michiko Lisa Schroder, Esq.
Sheppard, Mullin, Richter & Hampton llp
12544 High Bluff Drive, Suite 300
San Diego, CA 92130

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share	337,000 shares	$5.92-$10.06	$2,660,220	$314

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended, based upon the respective exercise prices per share, as set forth in the following table:

	Number of Shares	Exercise Price Per Share ($)	Maximum Aggregate Offering Price ($)

Shares subject to outstanding inducement stock option grants	100,000	5.92	592,000
	32,500	6.14	199,550
	2,500	6.70	16,750
	24,000	8.40	201,600
	100,000	8.90	890,000
	42,000	9.48	398,160
	36,000	10.06	362,160

Total:	337,000		2,660,220

EXPLANATORY NOTE

This registration statement on Form S-8 registers 337,000 shares of our common stock which are currently reserved for issuance upon the exercise of outstanding options awarded as inducement stock options pursuant to resolutions of our Board of Directors.

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. Document(s) containing the information required by Part I of this registration statement will be sent or given to participants in the plan subject to this registration statement as specified by Rule 428(b)(1) under the Securities Act of 1933. Such document(s) are not filed with the SEC pursuant to Rule 424 under the Securities Act. Such document(s) and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

i

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by us with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference into this registration statement:

(a)	Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2004.

(b)	Quarterly Report on Form 10-Q, as amended, for the period ended December 31, 2004.

(c)	Quarterly Report on Form 10-Q, as amended, for the period ended March 31, 2005.

(d)	Quarterly Report on Form 10-Q, as amended, for the period ended June 30, 2005.

(e)
Current Reports on Form 8-K filed on November 22, 2004; December 17, 2004; January 18, 2005 (as amended January 21, 2005); January 31, 2005; March 21, 2005; March 24, 2005; March 25, 2005; April 1, 2005; May 3, 2005 (except for information furnished under Item 2.02 that is not being incorporated herein); June 17, 2005; July 1, 2005; July 6, 2005; July 13, 2005; and July 19, 2005.

(e)
The description of our common stock contained in our Registration Statement on Form 10-SB, effective August 1, 1994, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this registration statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Delaware law, our Certificate of Incorporation provides that we will indemnify our officers, directors, employees and agents against attorneys’ fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of us unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Pursuant to the General Corporation Law of Delaware, our Certificate of Incorporation excludes personal liability on the part of our directors to us for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 174 of the General Corporation Law of Delaware, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws.

We currently have directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Document
4.1	Specimen Common Stock Certificate (1)
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page to this registration statement)
99.1	Form of Inducement Stock Option Grant Notice and Form of Inducement Stock Option Agreement (used in connection with inducement option grants outside of stock option plans)

(1)	Incorporated by reference to Exhibit 4.10 to the Form S-3, File No. 333-122264, filed on January 25, 2005.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 12th day of September, 2005.

AMERICAN TECHNOLOGY CORPORATION

By:	/s/ Kalani Jones

Kalani Jones President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below here-by constitutes and appoints Elwood G. Norris, Kalani Jones and Michael A. Russell, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of American Technology Corporation), to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Elwood G. Norris Elwood G. Norris	Chairman of the Board (Co-Principal Executive Officer) and Director	September 12, 2005

/s/ Kalani Jones Kalani Jones	President and Chief Operating Officer (Co-Principal Executive Officer) and Director	September 12, 2005

/s/ Michael A. Russell Michael A. Russell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 12, 2005

/s/ Richard M. Wagner Richard M. Wagner	Director	September 12, 2005

/s/ David J. Carter David J. Carter	Director	September 12, 2005

/s/ Daniel Hunter Daniel Hunter	Director	September 12, 2005

INDEX OF EXHIBITS

Exhibit Number	Description of Document
4.1	Specimen Common Stock Certificate (1)
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature page to this registration statement)
99.1	Form of Inducement Stock Option Grant Notice and Form of Inducement Stock Option Agreement (used in connection with inducement option grants outside of stock option plans)

(1)	Incorporated by reference to Exhibit 4.10 to the Form S-3, File No. 333-122264, filed on January 25, 2005.